UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 10, 2014 (July 17, 2013)

Date of Report (Date of earliest event reported)

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

15438 N. Florida Avenue, Suite 201, Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

(877) 376-5831

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Explanatory Note

On July 17, 2013, Health Plan Intermediaries Holdings, LLC, a partially-owned consolidated subsidiary of Health Insurance Innovations, Inc. (the “Company”), pursuant to a Stock Purchase Agreement, dated as of July 17, 2013, with Joseph Safina, Howard Knaster and Jorge Saavedra (collectively, the “Owners”), completed its acquisition of all of the outstanding equity interests of each of Sunrise Health Plans, Inc., a licensed insurance broker, Sunrise Group Marketing, Inc., a call center and sales lead management company, and Secured Software Solutions, Inc., an intellectual property holding company (collectively, the “Companies”). On July 23, 2013, the Company filed a Current Report on Form 8-K stating that it had completed the acquisition. The financial statements and pro forma financial information required under Item 9.01 of Current Report on Form 8-K, including pro forma financial information for the six months ended June 30, 2013, were filed by Amendment No. 1 to Current Report on Form 8-K/A on October 2, 2013. This Amendment No. 2 to Current Report on Form 8-K/A is being filed solely to present updated pro forma financial information consisting of the combined statement of operations for the nine months ended September 30, 2013. No amendment to the information contained in the preceding filings is being made by this Amendment No. 2.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information:

The unaudited pro forma combined statement of operations for the Company, after giving effect to the acquisition of the Companies and adjustments described in such pro forma financial information for the nine months ended September 30, 2013, are attached hereto as Exhibit 99.1.

(d)	Exhibits:

99.1	Unaudited pro forma combined statement of operations for the Company, after giving effect to the acquisition of the Companies and adjustments described in such pro forma financial information for the nine months ended September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

Dated: February 10, 2014

	By:	/s/ James P. Dietz
James P. Dietz
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited pro forma combined statement of operations of the Company, after giving effect to the acquisition of the Companies and adjustments described in such pro forma financial information for the nine months ended September 30, 2013.

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